                   WIRELESS TECHNOLOGY CORPORATION LIMITED

                        Consolidated Financial Statements

                           December 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report.....................................................................   1

Consolidated balance sheets as of December 31, 1997 and 1996.....................................   2

Consolidated statements of operations for the years ended December 31, 1997, 1996 and 1995.......   3

Consolidated statements of accumulated deficit for the years ended December 31, 1997, 1996 and
1995.............................................................................................   4

Consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995.......   5

Notes to consolidated financial statements.......................................................   6


                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Wireless Technology Corporations Limited:


We have audited the accompanying consolidated balance sheets of Wireless Technology Corporations Limited and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, accumulated deficit, and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 1997 and 1996 and the results of their operations and the changes in their financial position for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles in the United States.



KPMG

Moscow, Russia
February 18, 1998

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED
                           Consolidated Balance Sheets
                           December 31, 1997 and 1996
                      (thousands of United States dollars)

                       ASSETS                                          1997             1996
                                                                       ----             ----
Current assets:
    Cash and cash equivalents                                       $  5,294            2,733
    Trade receivables, net of allowance of $1,139
       and $850, respectively                                          3,462            2,582
    Due from related parties (note 6)                                   --                 78
    Inventory                                                          1,640              913
    Prepaid expenses and other current assets                            798              336
                                                                    --------          -------
                  Total current assets                                11,194            6,642

Property and equipment, net (note 3)                                  23,362           22,342
Telecommunications license, net (note 4)                              23,693           25,800
                                                                    --------          -------
                  Total assets                                      $ 58,249           54,784
                                                                    ========          =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities                        $  1,197            2,624
    Due to related parties (note 6)                                    1,875            1,289
    Customer deposits and advances                                     3,070            1,795
    Income tax payable                                                    58              165
                                                                    --------          -------
                  Total current liabilities                            6,200            5,873
                                                                    --------          -------

Commitments and contingencies (note 8)

Minority interest                                                      4,489            1,878

Shareholders' equity:
    Share capital (note 5)                                            20,000           20,000
    Contributed capital                                               30,803           30,803
    Accumulated deficit                                               (3,243)          (3,770)
                                                                    --------          -------
                  Total shareholders' equity                          47,560           47,033
                                                                    --------          -------
                  Total liabilities and shareholders' equity        $ 58,249           54,784
                                                                    ========          =======

See accompanying notes to consolidated financial statements.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                      Consolidated Statements of Operations

                  Years ended December 31, 1997, 1996, and 1995

                      (thousands of United States dollars)


                                                              1997             1996             1995
                                                              ----             ----             ----
Telecommunications revenues                                $ 30,012           19,305            9,340

Direct costs (note 6)                                         6,873            5,376            3,176
                                                           --------           ------           ------
Gross profit                                                 23,139           13,929            6,164

Operating expenses:
    General and administrative (note 6)                       7,501            4,387            4,918
    Management fees (note 6)                                  1,155              885              530
    Depreciation and amortization                             5,325            4,133            3,188
    Taxes other than income tax                                 379              354              150
                                                           --------           ------           ------
                  Total operating expenses                   14,360            9,759            8,786
                                                           --------           ------           ------
Operating income (loss)                                       8,779            4,170           (2,622)

Other income (expense):
    Interest and other income                                   249              203              621
    Foreign exchange loss                                      (242)            (341)              (6)
                                                           --------           ------           ------
                  Net income (loss) before income
                       tax and minority interest              8,786            4,032           (2,007)

Income tax (note 7)                                           3,648            1,547              247
                                                           --------           ------           ------

                  Net income (loss) before minority
                       interest                               5,138            2,485           (2,254)

Minority interest                                             3,611            1,878             --
                                                           --------           ------           ------

Net income (loss)                                          $  1,527              607           (2,254)
                                                           ========           ======           ======

See accompanying notes to consolidated financial statements.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                 Consolidated Statements of Accumulated Deficit

                  Years ended December 31, 1997, 1996, and 1995

                      (thousands of United States dollars)



                                                  1997            1996            1995
                                                -------          ------          ------
Accumulated deficit at beginning of year        $(3,770)         (4,377)         (2,123)

Net income (loss)                                 1,527             607          (2,254)

Dividends                                        (1,000)           --              --
                                                -------           -----           -----
Accumulated deficit at end of year              $(3,243)         (3,770)         (4,377)
                                                =======           =====           =====

See accompanying notes to consolidated financial statements.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                     Consolidated Statements of Cash Flows

                 Years ended December 31, 1997, 1996, and 1995

                      (thousands of United States dollars)


                                                                   1997            1996            1995
                                                                   ----            ----            ----
Cash flows from operating activities:
    Net income (loss)                                            $ 1,527             607          (2,254)
    Adjustments to reconcile net income to net cash
       provided (used in) operating activities:
          Depreciation and amortization                            5,325           4,133           3,188
          Bad debt expense                                           449             415             435
          Minority interest                                        3,611           1,878            --
          Changes in operating assets and liabilities:
              Increase in trade receivables                       (1,329)         (1,801)         (1,365)
              Increase in inventory                                 (727)           (255)           (651)
              (Increase) decrease in prepaid expenses
                 and other current assets                           (462)          1,071          (1,389)
              (Increase) decrease in prepaid income taxes           --               300            (300)
              Increase (decrease) in accrued interest               --               316            (316)
              (Decrease) increase in accounts payable
                 and accrued liabilities                          (1,427)            957           1,475
              Increase (decrease) in due to/due from
                  related parties, net                               664             958             (42)
              Increase in customer deposits and advances           1,275           1,034             544
              (Decrease) increase in income taxes payable           (107)            165            --
                                                                 -------           -----          ------
                 Net cash provided by (used in)
                     operating activities                          8,799           9,778            (675)
                                                                 -------           -----          ------

Cash flows from investing activities:
    Prepaid equipment purchases                                     --              --            (9,000)
    Purchases of property and equipment                           (4,238)         (8,175)         (3,329)
                                                                 -------           -----          ------
                 Net cash used in investing activities            (4,238)         (8,175)        (12,329)
                                                                 -------           -----          ------

Continued on next page.

See accompanying notes to consolidated financial statements.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                  Years ended December 31, 1997, 1996, and 1995

                      (thousands of United States dollars)


                                                                 1997          1996            1995
                                                                 ----          ----            ----
Cash flows from financing activities:
    Shareholder contributions                                 $  --              --           13,880
    Dividends paid                                             (2,000)           --             --
                                                              -------           -----         ------
                 Net cash (used in) provided by
                     financing activities                      (2,000)           --           13,880
                                                              -------           -----         ------

                 Increase in cash and cash equivalents          2,561           1,603            876

Cash and cash equivalents at beginning of year                  2,733           1,130            254
                                                              -------           -----         ------
Cash and cash equivalents at end of year                      $ 5,294           2,733          1,130
                                                              =======           =====         ======

Supplementary disclosures:
    Interest paid                                             $  --              --             --
                                                              =======           =====         ======
    Income taxes paid                                         $ 3,755           1,082            546
                                                              =======           =====         ======

See accompanying notes to consolidated financial statements.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)


(1)    BUSINESS, OPERATIONS AND FUTURE ACTIVITIES

       Wireless Technology Corporations Limited (the "Company") was incorporated in the British Virgin Islands as an international business company on October 27, 1993. The Company is a wholly-owned indirect subsidiary of PLD Telekom Inc. ("PLD"), a company incorporated in Canada as of December 31, 1996 and incorporated in the United States as of December 31, 1997. The Company's only significant asset is a 50% controlling interest in BECET International JSC ("BECET"), which was formed on January 14, 1994 as a joint stock company under the laws of Kazakhstan.

       BECET conducts business under the name "ALTEL" and was formed for the purpose of planning, developing, operating and servicing a cellular telecommunications system throughout Kazakhstan, and for the sale of related equipment to subscribers. BECET commenced operations in September 1994 and continues to develop its service network throughout Kazakhstan.

       The BECET joint venture agreement required the Company to subscribe for 1,000 Class B shares in exchange for the contribution of working capital and tangible equipment with a cost of $20.0 million. The Class B shares were fully subscribed and paid as of December 31, 1995. Funding for the contribution was provided by PLD. The Company is entitled to a priority return of its $20.0 million contribution upon dissolution, liquidation or wind-up of BECET before the other shareholder receives any proceeds.

       Kazaktelecom ("KT"), the other shareholder of BECET, subscribed for 1,000 Class A shares in exchange for the contribution to BECET of a fifteen year license for the use of certain cellular frequencies and the procurement of access to the public telephone network. For accounting purposes, no value was assigned to KT's contribution.

       The Company's results are dependent upon BECET's ability to retain existing subscribers, to attract new subscribers, and to control operating expenses. The ability to retain and attract subscribers is dependent upon the general economic conditions of the marketplace, the demographic characteristics of its subscribers, the activities of competitors, if any, and other factors which may be outside the control of the Company.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(1)    BUSINESS, OPERATIONS AND FUTURE ACTIVITIES, CONTINUED

       The Company's operations are also subject to the unique economic, political, and social risks inherent in doing business in Kazakhstan. These include the policies of the Kazakh government, economic conditions, imposition of or changes to taxes or other similar charges by regulatory bodies, foreign exchange fluctuations and controls, controlling of prices by the Anti-Monopoly Commission, the potential for civil disturbance, deprivation or unenforceability of contractual rights, and the appropriation of property without fair compensation.

       The Kazakh government has exercised and continues to exercise substantial influence over many aspects of the private sector. Confronted with the collapse of the planned economy, the government has been attempting to implement economic reform policies and encourage substantial private economic activity. However, these reforms have been only partially successful to date. The economy in Kazakhstan is still characterized by growing unemployment, high inflation, increasing foreign debt, a weak currency, and the possibility of widespread bankruptcies.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF PRESENTATION AND CONSOLIDATION

              The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and are presented in United States' dollars ("U.S. dollars"). The consolidated financial statements include the accounts of the Company and its subsidiary, BECET, which the Company effectively controls. Significant intercompany transactions and balances have been eliminated.

       (b)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 1997 and 1996, the Company's cash equivalents consist of cash on deposit and term deposits. As of December 31, 1997 and 1996, the Company had $4,625,000 and $1,421,000, respectively, in cash equivalents.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       (c)    REVENUE RECOGNITION

              Telecommunications revenues include airtime revenues, terminal sales, subscription fees, connection fees and other revenues. The Company records airtime revenues, subscription fees, connection fees and other revenues as earned, at the time the services are provided. Terminal sales are recognized when the equipment is delivered and the supporting contract is signed.

       (d)    INVENTORY

              Inventory includes cellular telephones and accessories held for sale and is stated at the lower of average cost or net realizable value.

       (e)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

                    Base station equipment                            10
                    Leasehold improvements and renovations            15
                    Office equipment, computers, and software         3-5
                    Other telecommunication equipment                  3
                    Vehicles                                          3-5
                    Residential apartments                             5

       (f)    TELECOMMUNICATIONS LICENSE

              The telecommunications license is amortized on a straight-line basis over 15 years, the term of the license.


       (g)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       (h)    REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION

              The statutory accounts of BECET are maintained in accordance with Kazakh accounting rules and regulations and are stated in Kazakh tenge. The Kazakh statements are translated into U.S. dollars and then adjusted to U.S. GAAP in accordance with Statement of Financial Accounting Standards No. 52, "Accounting for Foreign Currency Translation" ("SFAS 52"). BECET's functional currency is the U.S. dollar as virtually all equipment expenditures are made in U.S. dollars and revenues are collected in U.S. dollar equivalents.

              In accordance with SFAS 52, BECET has re-measured its financial statements since the functional currency is also the reporting currency and because BECET is subject to highly inflationary accounting. Accordingly, U.S. dollar transactions are re-measured at their historical value. Monetary assets and liabilities denominated in local currencies are translated into U.S. dollars at the prevailing period-end exchange rate. All other assets and liabilities are translated at historical exchange rates. Results of operations have been translated using the monthly average exchange rates. Translation differences resulting from the use of these different rates are included in the accompanying statements of operations. The tenge to U.S. dollar exchange rates used as of December 31, 1997 and 1996 were 75.5 tenge to 1 U.S. dollar and
              73.3 tenge to 1 U.S. dollar, respectively.

       (i)    INCOME TAX

              Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period it occurs.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

              (tabular amounts in thousands of United States dollars)

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       (j)    USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

       (k)    RECLASSIFICATIONS
              Certain reclassifications have been made to the prior year's consolidated financial statements to conform to the current year's presentation.


 (3)   PROPERTY AND EQUIPMENT

       Property and equipment, at cost, as of December 31, 1997 and 1996 consists of the following:

                                                                            1997      1996
                                                                            ----      ----
             Base station equipment                                    $    16,998    14,040
             Leasehold improvements and renovations                          5,277     3,847
             Office equipment, computers, and software                       3,193     2,652
             Other telecommunications equipment                              1,092       932
             Vehicles                                                          456       398
             Residential apartments                                            335       335
                                                                       -----------    ------
                               Total property and equipment                 27,351    22,204

             Less accumulated depreciation                                  (6,423)   (3,205)
                                                                       -----------    ------

             Net book value of assets subject to depreciation               20,928    18,999
             Uninstalled equipment                                           2,434     3,343
                                                                       -----------    ------

                               Property and equipment, net             $    23,362    22,342
                                                                       ===========    ======

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)


(4)    TELECOMMUNICATIONS LICENSE

       The telecommunications license as of December 31, 1997 and 1996 consists of the following:


                                                          1997            1996
                                                          ----            ----
             Costs                                     $    31,595       31,595
             Less accumulated amortization                  (7,902)      (5,795)
                                                       -----------       ------

                  Telecommunications licenses net      $    23,693       25,800
                                                       ===========       ======

       In March 1994, PLD acquired all of the outstanding shares of the Company for consideration of $30.0 million plus costs of acquisition of $0.8 million and $0.8 million of BECET's organization costs. The acquisition was accounted for by the purchase method of accounting. As of the date of acquisition, BECET had not commenced operations and did not have any tangible assets or liabilities. Therefore, the entire purchase price was allocated to BECET's cellular license. This purchase accounting has been "pushed down" into the Company's financial statements.


(5)    SHARE CAPITAL

       The authorized share capital of the Company as of December 31, 1997 and 1996 was 20,001,000 ordinary shares of $1 par value each. The shares may be divided into such number of classes and series as determined by the directors. The issued and outstanding share capital of the Company as of December 31, 1997 and 1996 consisted of 20,000,002 shares with aggregate par value of $20,000,002. Two shares were issued on incorporation on October 27, 1993 and an additional 20,000,000 shares were issued on December 20, 1995 to PLD for the contribution to purchase the Class B shares of BECET (see note 1). Total dividends declared and paid were $1,000,000, $0, and $0 for the years ended December 31, 1997, 1996, and 1995, respectively.


(6)    RELATED PARTY TRANSACTIONS

       (a) Management fees of $1,155,000, $885,000, and $530,000 for the years ended December 31, 1997, 1996, and 1995, respectively, were charged by PLD for management services (see note 8). Balances outstanding of $129,000 and $265,000 as of December 31, 1997 and 1996, respectively, in relation to these charges, are included in due to related parties.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(6)    RELATED PARTY TRANSACTIONS, CONTINUED

       (b) Additional charges, related to management services, of $191,000, $26,000, and $841,000 for the years ended December 31, 1997, 1996, and 1995, respectively, were charged to BECET by PLD and another PLD subsidiary. These amounts are included in general and administrative expenses. Balances outstanding of $929,000 and $791,000 as of December 31, 1997 and 1996, respectively, in relation to these charges, are included in due to related parties.

       (c) Direct costs included costs of $4,163,000, $3,291,000, and $1,788,000 for the years ended December 31, 1997, 1996, and 1995, respectively, were charged by KT to BECET. Balances outstanding of $817,000 and $233,000 as of December 31, 1997 and 1996, respectively, in relation to these charges, are included in due to related parties.

       (d) Consulting fees of $88,000 $81,000 and $107,000 for the years ended December 31, 1997, 1996, and 1995, respectively, were paid to KT by BECET (see note 8). These amounts are included in general and administrative expenses. There was no balance outstanding as of December 31, 1997 and 1996 in relation to these charges.

       (e) The unpaid balance of a non-interest bearing advance from BECET to KT in the amount of $78,000, as of December 31, 1996 is included in due from related parties.

       (f) Lease payments for the office premises in Almaty and other premises of $91,000 for each of the years ended December 31, 1997, 1996, and 1995 were paid by BECET to KT. There was no balance outstanding in relation to these leases as of December 31, 1997 and 1996.


(7)    INCOME TAX

       The provision for income tax expense for the years ended December 31, 1997, 1996, and 1995 consists solely of current tax due to the government of Kazakhstan. The statutory Kazakh income tax rate for the years ended December 31, 1997, 1996, and 1995 was 30%. The effective tax rates on income as calculated under U.S. GAAP differ from the statutory rates due to differences between taxable income under the tax laws of Kazakhstan and net income before income tax and minority interest for U.S. GAAP purposes. These differences are as follows:

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(7)    INCOME TAX, CONTINUED

                                                                    1997       1996      1995
                                                                    ----       ----      ----
             Provision (benefit) for income taxes at
                statutory rate                                     $ 2,636    1,200     (603)
             Add (deduct) the tax effect of:
                Non-deductible amortization of license                 633      626      617
                Depreciation expense from Kazakh
                   revaluation of property and equipment              (149)     (45)     (24)
                Amortization of intangible asset not recorded in
                   U.S. GAAP financial statements                      (46)     (48)     (49)
                Foreign currency loss                                   73      102        2
                Other                                                  501     (288)     304
                                                                   -------    -----      ---

                           Provision for income tax                $ 3,648    1,547      247
                                                                   =======    ====       ===

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                           1997         1996
                                                                           ----         ----
             Deferred tax assets:
                Allowance for doubtful accounts                        $      342            255
                Accumulated depreciation and amortization                     267            205
                Accounts payable and accrued liabilities                       45              2
                Due to related parties                                        278            260
                Other                                                           8            --
                                                                       ----------            ---
                                                                              940            722
             Less valuation allowance                                        (235)          (286)
                                                                       ----------            ---
                Net deferred tax asset                                        705            436
             Deferred tax liabilities:
                Inventory                                                       -           (225)
                Other                                                        (705)          (211)
                                                                       ----------            ---
                                                                       $      --             --
                                                                       ==========            ===

       As a result of the rapid change in regulatory environment and uncertainty surrounding the Kazakh tax regime, the Company has provided a valuation allowance against deferred tax assets.

       The net change in the valuation allowance for the years ended December 31, 1997 and 1996, was a decrease of $51,000 and $692,000, respectively.

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(8)    COMMITMENTS AND CONTINGENCIES

       (a)    LEASES

              As of December 31, 1997, BECET had long-term operating leases primarily involving business facilities and equipment. The leases have varying terms and contain renewal options. Future minimum lease payments under non-cancelable operating leases consist of the following as of December 31, 1997:

                    1998                                                $   414
                    1999                                                    383
                    2000                                                    275
                    2001                                                     60
                    2002                                                     20
                    Thereafter                                               63
                                                                        -------

                         Total future minimum lease payments            $ 1,215
                                                                         ======

              Rent expense for the years ending December 31, 1997, 1996, and 1995 was $541,000, $422,000, and $375,000, respectively.

       (b)    PLD

              On January 1, 1995, the Company entered into a 2 year agreement with PLD, under which PLD would provide certain consulting, informational services, management support services, and personnel expertise. The agreement can be automatically renewed for successive 12 month periods unless terminated by either party with at least 3 months written notice. Payments under this agreement are $25,000 per month plus 3% of monthly gross revenues. The agreement was automatically renewed for 1998 and the minimum commitment for the Company in 1998 is $300,000 plus 3% of gross revenues.



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
                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

             Notes to Consolidated Financial Statements (continued)

                           December 31, 1997 and 1996

             (tabular amounts in thousands of United States dollars)

(8)    COMMITMENTS AND CONTINGENCIES, CONTINUED

       (c)    KT

              On January 1, 1995, BECET entered into a 2 year agreement with KT, under which KT would provide certain consulting services, management support services, and personnel expertise. Payments under this agreement were 300,000 tenge per month ($3,975 at the December 31, 1997 exchange rate) plus 0.15% of monthly gross revenues. This agreement was terminated as of December 31, 1997 and BECET is currently negotiating a new consulting agreement with KT. The new agreement is anticipated to provide for fees of 300,000 tenge per month plus 1.0% of monthly gross revenues, and to be effective as of January 1, 1998, with a one year term automatically renewable for successive one year periods unless terminated by either party.

       (d)  GUARANTEE

              In June 1996, PLD issued senior discount notes and convertible subordinated notes with an aggregate principal amount of $149.5 million. The Company, along with other PLD subsidiaries, is a guarantor of the debt under the terms of the related indentures.


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